UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2026

ESCO TECHNOLOGIES INC.

 (Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

645 Maryville Centre Drive, Suite 300 St. Louis, Missouri	63141-5855
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 213-7200

Securities registered pursuant to section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in its Current Report on Form 8-K, filed on April 16, 2026 (the “Prior Form 8-K”), ESCO Technologies Inc., a Missouri corporation (the “Registrant”), entered into a share purchase agreement (the “Purchase Agreement”) with TBG AG, a Swiss stock corporation (the “Seller”), on April 15, 2026, pursuant to which the Seller agreed to sell, and the Registrant agreed to purchase, subject to certain conditions described in Prior Form 8-K, the entire issued share capital of Megger Group Limited, a company incorporated in England and Wales (the “Company,” and such transaction, the “Transaction”) for a purchase price of approximately $2.35 billion, consisting of $922 million in cash and 5.10 million shares of the Registrant’s common stock, par value $0.01 per share, subject to certain post-closing adjustments described in such filing. In order to finance the cash portion of the Transaction consideration and in furtherance of the arrangements described under the heading “Financing Arrangements” under Item 1.01 of such Prior Form 8-K, the Registrant entered into the New Credit Agreement described below.

Item 1.01	Entry into a Material Definitive Agreement

On May 29, 2026, the Registrant and certain of its subsidiaries entered into Credit Agreement with a group of banks led by JPMorgan Chase Bank, N.A. as administrative agent, Bank of America, N.A. as syndication agent, BMO Capital Markets Corp., Commerce Bank, Regions Capital Markets, a Division of Regions Bank, TD Bank, N.A. and Wells Fargo Bank, National Association as co-documentation agents (the “New Credit Agreement”). The New Credit Agreement will become effective subject to a number of conditions, including (and substantially concurrently with) the consummation of the Transaction (the date of such consummation, the “Acquisition Closing Date”) and will replace the Amended and Restated Credit Agreement, dated as of August 30, 2023 among the Registrant, the Foreign Subsidiary Borrowers party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A. as Syndication Agent, Commerce Bank and TD Bank, N.A. as Co-Documentation Agents, and the Departing Lenders as defined therein (as amended, the “Existing Credit Agreement”), which as noted below, will be terminated on the Acquisition Closing Date upon the effectiveness of the New Credit Agreement.

The New Credit Agreement provides for (a) a senior secured revolving credit facility in an initial aggregate commitment amount of $500 million (the “Revolving Credit Facility”), (b) a senior secured term loan A facility in an initial aggregate principal amount of $500 million (the “Term Loan A Facility”), and (c) a senior secured term loan B facility (the “Term Loan B Facility,” and together with the Revolving Credit Facility and the Term Loan A Facility, the “Senior Secured Credit Facilities”). The Term Loan B Facility is yet to be syndicated, and upon syndication, the Registrant expects the Term Loan B Facility to be up to an initial aggregate principal amount of $500 million.

On the Acquisition Closing Date, the Registrant will use the proceeds of borrowings under the Term Loan A Facility and the Term Loan B Facility, together with borrowings under the Revolving Credit Facility and cash on hand, to (i) fund the cash portion of the purchase price for the Transaction, (ii) consummate the refinancing of existing indebtedness of the Registrant and the Company, and (iii) pay the fees, premiums, expenses, and other transaction costs incurred in connection with the Transaction. Any remaining proceeds drawn under the Revolving Credit Facility are to be used for working capital and general corporate purposes.

The obligations under the New Credit Agreement will be guaranteed by the Registrant (with respect to the obligations of the foreign borrowers), the other borrowers and the Registrant’s direct and indirect material U.S. subsidiaries, subject to a number of exceptions.

The obligations of the Registrant and the borrowers and the guarantors under the Senior Secured Facilities will be secured by a first priority perfected security interest, subject to permitted liens and certain customary exceptions, in substantially all tangible and intangible personal property of the Registrant and the other borrowers and the guarantors, including the pledge of 100% of the equity interests of each of the borrowers’ and guarantors’ existing and future material domestic and foreign subsidiaries (except where such a pledge as to certain foreign or other subsidiaries would cause an adverse tax or accounting consequence, 65% of the voting equity interests and 100% of the non-voting equity interests of such foreign subsidiary or other subsidiary).

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Through a credit facility expansion option, the Registrant may elect to increase the aggregate amount of the Revolving Credit Facility or obtain incremental term loans in any agreed currency up to the U.S. Dollar equivalent of up to (a) the greater of (x) $451 million or (y) 100% of Consolidated EBITDA (as defined and for periods set forth therein) plus (b) additional amounts subject to certain terms and conditions (including compliance with certain maximum leverage ratios). In addition to loans drawn down by the Registrant, certain of the Registrant’s foreign subsidiaries may draw loans on the New Credit Agreement. Under the $500 Revolving Credit Facility, up to the U.S. dollar equivalent of $75 million may be made available in certain specified foreign currencies, and up to the U.S. dollar equivalent of $75 million may be made available for the issuance of letters of credit.

Interest on loans under the New Credit Agreement may be calculated at a spread over either an Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Daily Simple SONIA Rate or Alternate Base Rate, at the Registrant’s election. In addition, the Registrant will pay a facility fee on the aggregate amount of the Senior Secured Facility, and certain other fees.

The New Credit Facility imposes various restrictions on the Registrant, including usual and customary representations and warranties, financial covenants including a leverage ratio and an interest coverage ratio, yield protection covenants, limitations on the ability of the Registrant or any of its subsidiaries to incur debt, to grant liens upon their assets, and prohibition of certain consolidations, mergers and sales and transfers of assets by the Registrant and its subsidiaries without the consent of the lenders. The New Credit Agreement includes usual and customary events of default for facilities of this nature (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default, payment of all amounts payable under the New Credit Agreement may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the New Credit Agreement will automatically become immediately due and payable, and the lenders’ commitments will automatically terminate.

Until such time as the New Credit Agreement becomes effective on the Acquisition Closing Date, the Existing Credit Agreement will remain in full force and effect. A description of the Existing Credit Agreement is incorporated by reference to Item 1.01 in our Current Report Form 8-K, filed with the U.S. Securities and Exchange Commission on September 6, 2023, and a copy of the Existing Credit Agreement and amendments thereto are attached as Exhibits 10.1(a), (b) and (c) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the Commission on December 1, 2025.

The foregoing summary of the New Credit Agreement is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Registrant has various relationships with JPMorgan Chase Bank, N.A., as well as certain of the other lenders under the New Credit Agreement. Certain of such lenders and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Registrant and its affiliates.

Item 1.02	Termination of a Material Definitive Agreement

Upon the effectiveness of the New Credit Agreement defined and described in Item 1.01, the Existing Credit Agreement will be terminated. The Existing Credit Agreement had been scheduled to mature by its terms on August 30, 2028.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

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Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit
10.1*	Credit Agreement, dated as of May 29, 2026 among the Registrant, the Foreign Subsidiary Borrowers party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A. as Syndication Agent, and BMO Capital Markets Corp., Commerce Bank, Regions Capital Markets, a Division of Regions Bank, TD Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents.
104	Cover Page Inline Interactive Data File

* Schedules to the New Credit Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request; provided, that the Registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

Forward Looking Statements

Statements contained in this Form 8-K and its Exhibits regarding future events are considered “forward-looking statements” within the meaning of the safe harbor provisions of the Federal securities laws. There is no assurance that the Transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. The risks and uncertainties in connection with such forward-looking statements related to the Transaction include, but are not limited to, the ability and timing to consummate the Transaction, including obtaining the required regulatory approvals, and other risks and uncertainties described in described in Item 1A, Risk Factors, of the Registrant’s annual report on Form 10-K for the year ended September 30, 2025; and the other factors set forth under “Forward Looking Statements” in the Prior Form 8-K. Words such as expects, anticipates, targets, goals, projects, intends, plans, believes, estimates, variations of such words, and similar expressions are intended to identify such forward-looking statements.

Investors are cautioned that such statements are only predictions and speak only as of the date of this Report, and the Registrant undertakes no duty to update them except as may be required by applicable laws or regulations. The Registrant’s actual results in the future may differ materially from those projected in the forward-looking statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2026

ESCO TECHNOLOGIES INC.

By:	/s/Christopher L. Tucker
Christopher L. Tucker
Senior Vice President and Chief Financial Officer

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